Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, Suite 3000 Atlanta, Georgia 30308

May 12, 2021

Wisconsin Electric Power Company

WEPCo Environmental Trust Finance I, LLC

231 W. Michigan Street

Milwaukee, Wisconsin 53201

Re: Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as counsel to Wisconsin Electric Power Company, a Wisconsin corporation (the “Company”), and WEPCo Environmental Trust Finance I, LLC, a Delaware limited liability company (the “Issuing Entity”), in connection with the Registration Statement on Form SF-1 (Registration Statement Nos. 333-252252 and 333-252252-01) filed on January 20, 2021, as amended by Amendment No. 1 filed on March 18, 2021, as further amended by Amendment No. 2 filed on April 16, 2021, as further amended by Amendment No. 3 filed on April 20, 2021, and as further amended by Amendment No. 4 filed on April 27, 2021 (together, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of $118,814,000 aggregate principal amount of Environmental Trust Bonds, Series 2021 (the “Bonds”) of the Issuing Entity offered in such manner as described in the prospectus, dated May 4, 2021 (the “Prospectus”), as filed with the Commission pursuant to Rule 424(b)(1) under the Securities Act. The Bonds are being issued under an Indenture dated as of May 12, 2021 (the “Base Indenture”), between the Issuing Entity and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by a Series Supplement dated May 12, 2021 (the “Series Supplement” and, together with the Base Indenture, the “Indenture”), between the Issuing Entity and the Indenture Trustee, each of which has been filed with the Commission as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, and the exhibits filed therewith, and the Indenture. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Issuing Entity.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

May 12, 2021 Page 2

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.            The Issuing Entity is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

2.            The Issuing Entity has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds.

3.            The Bonds are validly issued and binding obligations of the Issuing Entity.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the Limited Liability Company Act of the State of Delaware.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP